Exhibit 10.33

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (the “Agreement”) is made and entered as of the 1st day of February, 2018 (the “Effective Date”) by RSF5, LLC, a Delaware limited liability company (“Grantor”) and Helix TCS, Inc. (“Helix”), for the benefit of BTC Investment LLC (f/k/a Greenfield Capital, LLC), a Delaware limited liability company (“Secured Party”).

W I T N E S S E T H:

WHEREAS, Secured Party has agreed to loan Grantor One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00) pursuant to that certain Secured Promissory Note dated of even date herewith (together with any extensions, modifications, replacements or renewals thereof, in whole or in part, the “Note”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note); and

WHEREAS, as a condition to Secured Party providing financing to Grantor, Secured Party is requiring that Grantor pledge certain assets to Secured Party as security for the obligations under the Note; and

WHEREAS, Grantor acknowledges that it will benefit from the financing provided by Secured Party pursuant to the Note and desires to induce Secured Party to make such financing available to Grantor by executing this Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. PLEDGE OF COLLATERAL

1. Pledge. Grantor hereby grants Secured Party a security interest in the following (collectively, the “Collateral”): Fifty Thousand shares of the Series A Preferred Stock (the “Preferred Shares”) of Bio-Tech Medical Software, Inc., a Florida corporation (the “Company”), which represents 7.55% of the total issued and outstanding Series A Preferred Stock of the Company, on a fully diluted basis, and if the Preferred Shares shall be converted into any other class of stock at the Company or into any other capital stock of any other Person, a number of shares equal to the value of all amounts due and owing to Secured Party under the Note and this Pledge Agreement, and any and all certificates representing the same (collectively, the “Pledged Interests”), and any and all proceeds and products of the foregoing. Grantor from time to time shall execute all such documents (including without limitation, assigning and delivering to Secured Party stock certificates representing the Collateral, along with stock powers duly executed in blank with respect to the Collateral, and take all such other actions as Secured Party may reasonably request from time to time to perfect, confirm and/or evidence the security interest granted hereby as a perfected security interest. Grantor authorizes Secured Party to file such financing statements, amendments, and continuation statements covering the Collateral and containing such collateral descriptions as Secured Party shall deem necessary to perfect or to maintain the perfection of Secured Party’s security interest. Grantor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by Secured Party in connection with the preparation, filing or recordation thereof.

2. Voting; Distributions.

a. Voting. So long as no Event of Default under the Note shall have occurred and be continuing, Grantor shall have the sole right to exercise any voting and consensual rights with respect to any Collateral on all matters, and to grant any consents and exercise all other rights as owner or holder of said Collateral. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall be entitled, in addition to any other rights herein contained, to exercise, in Secured Party’s judgment, any voting and consensual rights with respect to any Collateral on all matters and to grant any consents and exercise all other rights as owner or holder of said Collateral.

Notwithstanding the foregoing and so long as no Event of Default under the Note has occurred and is continuing, other than in connection with (A) a Deemed Merger Event that does not result in an Event of Default or (B) an equity financing that values the Company at $40,000,000 or more on a post-money basis, Grantor shall not, for so long as any indebtedness under the Note is due and owing to Secured Party by Grantor, without the prior written consent of the Secured Party: (i) convert the Pledged Interests into common stock of the Company or otherwise cause, or permit the Company to take any action that would convert the Pledged Interests into common stock of the Company; or (ii) cause or permit the Company to, (A) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional capital stock or other equity interests in the Company that would dilute the Pledged Interests other than granting options to employees to purchase shares of the Company’s common stock pursuant to equity compensation plans in the ordinary course of business or (B) amend, modify or otherwise alter the Articles of Incorporation of the Company in a manner that would adversely affect the Pledged Interests.

Upon the occurrence and continuance of an Event of Default under the Note and at Secured Party’s written request, Grantor shall execute and deliver to Secured Party irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party, but no such additional proxy shall be necessary for Secured Party to exercise the voting rights described above. Noteholder shall have no duty to exercise any of the foregoing rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

b. Distributions. So long as no Event of Default under the Note shall have occurred and be continuing, Grantor shall have the sole right to receive all interest, dividends or distributions arising from the Collateral. Upon the occurrence and during the continuance of an Event of Default and upon notice thereof to the Grantor, (i) Grantor’s right to receive such interest, dividends and distributions shall immediately and automatically terminate, with no further notice to Grantor, unless and until reinstated in writing by Secured Party, and (ii) Secured Party shall have the right, in addition to any other rights herein contained, to receive all interest, dividends and distributions and apply such amounts to the Grantor’s obligations under the Note in the manner determined by Secured Party and in accordance with this Agreement. Any portions of the Collateral received by Grantor in violation of this Agreement shall remain subject to Secured Party’s security interest and lien hereunder, shall be immediately delivered to Secured Party in the same form as received except for any necessary endorsements, and pending such delivery shall be held in trust for Secured Party by Grantor and kept separate from Grantor’s other assets.

3. Representations. Grantor is the legal and beneficial owner of, and has good and marketable title to, and has full right and authority to pledge and assign the Collateral, free and clear of all liens or other charges or encumbrances. Grantor shall keep the Collateral free from any liens, encumbrances and security interests (except those created by this Agreement, the Company’s Amended and Restated Shareholders’ Agreement as currently in effect and the Voting Agreement of even date herewith executed by Grantor) and shall pay and discharge when due all taxes, levies and other charges upon the Collateral and shall defend the Collateral against all claims and legal proceedings claiming any interest therein adverse to Secured Party or Grantor by Persons other than Secured Party.

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4. Action Upon an Event of Default. In addition to its rights and remedies provided hereunder, whenever an Event of Default under the Note shall have occurred and be continuing, Secured Party shall have all rights and remedies of a secured party upon default under the Uniform Commercial Code or other applicable law. Without limiting the foregoing, Secured Party shall have the right, at any time and from time to time following the occurrence and during the continuance of an Event of Default, to sell, resell, assign and deliver, in Secured Party’s discretion, all or any of the Collateral, in one or more transactions at the same or different times, and any right, title, interest, claim and/or demand therein or right of redemption thereof, on any securities exchange on which the Collateral or any of it may be listed or at public or private sale, for cash or upon credit for future delivery, and in connection therewith Secured Party may grant options, Grantor hereby waiving and releasing any and all equity or right of redemption after an Event of Default has occurred. If any of the Collateral is sold by Secured Party upon credit for future delivery, Secured Party shall not be liable for any failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Secured Party may resell such Collateral. In no event shall Grantor be credited with any part of the proceeds of sale of any Collateral until cash payment of such sale has actually been received by Secured Party.

5. Sale of Collateral. Secured Party shall give Grantor at least ten (10) days prior written notice of the time and place of any sale or other disposition to be made pursuant to Section 4 above, which notice Grantor agrees is reasonable. Secured Party shall not be obligated to make any sale of Collateral if Secured Party shall determine not to do so, regardless of the fact that notice of sale may have been given. Upon each private sale of Collateral of a type customarily sold in a recognized market and upon each public sale, Secured Party or any holder of the Note, may purchase all or any of the Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by Grantor, and may make payments therefor (by endorsement without recourse) in the Note, in lieu of cash, to the extent of the amount then due thereon, which Grantor hereby agrees to accept.

6. Private Sale. Grantor recognizes that Secured Party may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable blue sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor agrees that private sales so made may be at prices and other terms less favorable than if such Collateral were sold at public sales, and that Secured Party has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral to register such Collateral for public sale under such applicable securities laws. Grantor agrees that private sales made in compliance with this Agreement shall be deemed to have been made in a commercially reasonable manner.

7. Helix Note. Notwithstanding anything herein to the contrary, upon an Event of Default, Secured Party may, at its sole option and in lieu of exercising any of its rights hereunder with respect to the Pledged Interests, exchange the Note for a new promissory note executed and delivered by Helix to Secured Party (the “Helix Note”). The Helix Note shall (i) bear interest at nine percent (9%) per annum, (ii) be secured by a second-priority security interest in all of the assets of Helix, such priority being second only to RedDiamond Partners, LLC, which represents the only outstanding security interest on the assets of Helix as of the date hereof, (iii) be payable in full within nine (9) months following execution thereof and (iv) have a principal amount equal to all amounts due and owing by Grantor to Secured Party at the time of execution, including, without limitation, any costs of collection incurred by Secured Party in connection with the Event of Default. If, in Secured Party’s sole discretion, Secured Party desires to exercise its rights under this Section A.7, Secured Party shall give written notice to Grantor and Helix in accordance with Section B.11. Helix acknowledges and agrees that should Secured Party, in Secured Party’s sole discretion, desire to execute its rights under this Section A.7, Helix will issue the Helix Note to Secured Party and will pay the Helix Note to Secured Party in accordance with the terms of the Helix Note. Upon Secured Party’s receipt of the Helix Note, (a) Grantor will sell and transfer to Helix the Pledged Interests for an aggregate purchase price of $50.00 and (b) all of Secured Party’s rights with respect to the Pledged Interests, whether pursuant to this Agreement or otherwise, shall terminate.

8. Cumulative Remedies. The remedies provided herein in favor of Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Secured Party under the Loan Documents or existing at law or in equity.

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9. Power of Attorney to Execute. Upon and during the continuance of an Event of Default, Secured Party shall have the right, for and in the name, place and stead of Grantor, to execute such endorsements, assignments or other documents or instruments, including instruments or agreements exercising its voting and consensual rights hereunder and instruments of conveyance or transfer with respect to all or any of the Collateral as may be reasonably necessary in order to assure its rights hereunder. Without limiting the generality of the foregoing, upon and during the continuance of an Event of Default, Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Grantor representing any interest, dividend or other distribution payable in respect of the Collateral that Secured Party is entitled to receive hereunder or any part thereof and to give full discharge for the same. Such rights shall be subject to the limitations and restrictions set forth in this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of Grantor’s obligations under the Note remain outstanding.

10. Application of Proceeds. All cash proceeds received by Secured Party pursuant to any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as additional Collateral security for, or then or at any time thereafter be applied in whole or in part by Secured Party against, all or any part of the amounts due under the Note in the following order:

(a) First, to expenses payable by Grantor pursuant to Section 11 hereof or otherwise under any of the Loan Documents;

(b) Second, to the unpaid interest (including post-petition interest to the extent the Secured Party is entitled thereto) accrued and then due or owing on the Note;

(c) Third, on account of all principal of the Note then due or owing; and

(d) Fourth, to any other amounts under the Note or the other Loan Documents then due or owing.

Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of the Note shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus, and Grantor shall be liable for any deficiency.

11. Indemnity and Expenses. Grantor hereby agrees to indemnify and hold harmless Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from Secured Party’s gross negligence, willful misconduct or breach of this Agreement. Upon demand, Grantor will pay, or cause to be paid, to Secured Party the amount of any and all reasonable expenses, including but not limited to reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with the administration of this Agreement, the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of Secured Party hereunder, and the failure by Grantor to perform or observe any of the provisions hereof.

12. No Duty on Secured Party. The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in Secured Party’s possession and the accounting for monies actually received by Secured Party hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Nothing contained in this Agreement shall be construed or interpreted to transfer to Secured Party any obligations of a shareholder of the Company or cause the Secured Party to be deemed a shareholder of the Company prior to Secured Party’s express exercise of its rights to become such. To the extent permitted by applicable law, Grantor waives all claims, damages and demands against Secured Party arising out of the lawful sale or disposition of the Collateral in accordance with the terms hereof.

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B. MISCELLANEOUS

1. Term. The pledge made by Grantor hereunder shall serve as security for the performance of all the covenants and conditions of Grantor under the Note and the Loan Documents until Grantor has satisfied or discharged its obligations under the Note and the Loan Documents.

2. Further Assurances. Grantor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Secured Party may request to perfect, preserve and protect the Secured Party’s rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein and/or executing one or more control agreements.

3. Performance or Termination of Obligations. Upon the discharge of Grantor’s obligations under the Note and the Loan Documents, Secured Party shall release, transfer and deliver to Grantor all the Collateral and all rights received by Secured Party hereunder, and the security interest granted hereby shall be deemed rescinded and terminated.

4. No Waiver. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default.

5. Governing Law. This Agreement, its construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement, shall be governed by and construed under and in accordance with the laws of the State of Delaware without respect to any conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6. Inurement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, executors, administrators, successors or permitted assigns.

7. Entire Agreement. This Agreement, together with the Loan Documents, represent the entire agreement of the parties, and may not be modified or terminated except by written agreement executed by all of the parties.

8. Assignment. This Agreement shall not be assigned by any party hereto without the written consent of Secured Party. Secured Party may assign its rights hereunder to assignees, or to participants in the Note in accordance with the Loan Documents. This Agreement shall be binding on, and inure to the benefit of, the parties to it and their respective legal representatives, successors and permitted assigns.

9. Rights and Waivers. No failure or delay on the part of Secured Party in exercising any right, power or privilege under this Agreement or any applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver or modification of any right, power or privilege of Secured Party or of any obligation of Grantor shall be effective unless such waiver or modification is in writing, and signed by Secured Party and then only to the extent set forth therein. A waiver by Secured Party of any right, power, or privilege hereunder on any one occasion shall not be construed as a bar to, or waiver of, the exercise of any such right, power or privilege which Secured Party otherwise would have on any subsequent occasion.

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10. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts (by facsimile, portable document format (pdf) or original) and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

11. Notices. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been delivered when hand delivered, one (1) day after being sent by overnight courier or five (5) days after having been deposited in the United States mail, postage prepaid, certified, return receipt requested, addressed to the parties at the addresses set forth below, or to such other address as either party hereto shall from time to time designate to the other party by written notice.

If to Secured Party:	BTC Investment LLC
c/o Brooks Pierce McLendon Humphrey & Leonard, LLP
230 N. Elm Street, Suite 2000
Greensboro, North Carolina 27401
Attn: Susan Young

If to Grantor or Helix:	RSF5, LLC
c/o Helix TCS, Inc.
5300 Parkway, Suite 300
Denver, CO 80111
Attention: CEO.

[Signatures on following page]

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IN WITNESS WHEREOF, Grantor has executed this Agreement effective the day and year first above written.

RSF5, LLC

By:	/s/ Jonathan Rosenthal
Name:	Jonathan Rosenthal
Title:	Authorized Person

By:	/s/ Andrew Schweibold
Name:	Andrew Schweibold
Title:	Authorized Person

HELIX TCS, INC.

By:	/s/ Scott Ogur
Name:	Scott Ogur
Title:	Chief Financial Officer

Acknowledged and Agreed:

BTC INVESTMENT LLC

By: BTNF GP, LLC, Manager

By:	/s/ Andrew Oshay
Name:	Andrew Oshay
Title:	Manager